UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2016

SELECT BANCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-50400	20-0218264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina	28334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (910) 892-7080

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2106, the Registrant held its Annual Meeting of Shareholders (the “Annual Meeting”). The voting results of the proposals submitted to shareholders at the Annual Meeting are set forth below. In the case of Proposal 1, the Board of Directors’ four nominees were approved and elected to serve on the Registrant’s Board of Directors. Proposal 2 and 3 were also approved by the shareholders entitled to vote at the Annual Meeting. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 11, 2016.

Proposal 1: Proposal to elect four members of the Board of Directors for terms of three years.

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes

J. Gary Ciccone	5,895,873	32,096	2,392,627
Ronald V. Jackson	5,870,345	57,624	2,392,627
V. Parker Overton	5,847,427	80,542	2,392,627
K. Clark Stallings	5,854,278	73,691	2,392,627

Proposal 2: Proposal to approve compensation paid to Registrant’s named executive officers.

For	Against	Abstain	Broker Non-Votes

5,554,807	206,456	168,430	2,392,627

Proposal 3: Proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Registrant’s independent registered public accounting firm for 2016.

For	Against	Abstain	Broker Non-Votes

8,273,065	17,188	32,067	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT BANCORP, INC.

By:	/s/ Mark A. Jeffries
Mark A. Jeffries
Executive Vice President and Chief Financial Officer

Dated: May 25, 2016